                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Moovies, Inc.:

         We consent to the use of our report included herein and to the references to our firm under the headings "Selected Historical and Unaudited Proforma Combined Financial Information" and "Experts" in the Joint Proxy Statement/Prospectus.

                                         /s/ KPMG Peat Marwick LLP
                                         -------------------------
                                         KPMG Peat Marwick LLP


Greenville, South Carolina
January 20, 1998